EXHIBIT 3 (b)


April 16, 1998
State of Nevada
Secretary of State
I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
Dean Heller, Secretary of State

By:  /s/ D. Bates
-------------------
D. Bates

                                   4
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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

Mar 25 1999
No. C8643-98

Dean HellerDEAN HELLER SECRETARY OF STATE

               CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)

Filed by:

Registered Agents of Southern Nevada
-----------------------------------------------
     Name of Corporation

We the undersigned        Parker David Dale          and
                   --------------------------------
                     President or Vice President

G. Polyhronopoulos            of       Registered Agents of Southern Nevada
---------------------------------    ------------------------------------------
Secretary or Assistant Secretary               Name of Corporation

Do hereby certify:

   That the Board of Directors of said corporation at a meeting duly convened, Held on the 24th day of February, 1999, adopted a resolution to amend the Original articles as follows:

Article 1 & 4 is here hereby amended to read as follows:

Article #1  [Name change for Corporation] Global Boulevard International, Inc.

Article #4 The Aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of stock having a $.001 par value.

The number of shares of the corporation outstanding and entitled to vote on an Amendment to the Articles of Incorporation is 10 million that the said change(s) And amendment have been consented to and approved by a majority vote of the Stockholders holding at least a majority of each class of stock outstanding and Entitled to vote thereon.

                                       /s/ Parker David Dale
                                       ----------------------------
                                       President or Vice President

                                       /s/ Georgios Polyhronopoulos
                                       ----------------------------
                                       Corporate Secretary

State of NY    )
               ) ss.
County of NY   )

On March 23, 1999, in N.Y.C., personally appeared before me, a Notary Public, Parker David Dale who acknowledged.

/s/ Edward Peter Giaimo
------------------------
EDWARD PETER GIAIMO
Notary Public, State of New York
    No. 60-6503105
Qualified in Westchester County
Certificate Filed in New York County
Commission Expires July 1, 2000

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